AUGMENT SYSTEMS, INC.

                             SUBSCRIPTION AGREEMENT

                                  STATE NOTICES
                                  -------------

FOR CALIFORNIA RESIDENTS: THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THE UNITS.

THE SALE OF THE SHARES PURSUANT TO THIS OFFERING HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH UNITS OR THE PAYMENT OR RECEIPT OF ANY PART OF THE ISSUANCE OF SUCH UNITS OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SHARES IS EXEMPT FROM THE QUALIFICATION REQUIREMENTS UNDER SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CODE.

FOR CONNECTICUT RESIDENTS: THE UNITS HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN SECTION 36-490(b)(9)(A) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE UNITS CANNOT BE RESOLD WITHOUT REGISTRATION UNDER SECTION 36-485 OF SAID ACT OR AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 36-490 OF SAID ACT.

FOR FLORIDA RESIDENTS: THE UNITS IN THIS OFFERING WILL NOT BE SOLD TO, AND ACQUIRED BY, THE SUBSCRIBER IN A TRANSACTION EXEMPT UNDER ss.517.061 OF THE FLORIDA SECURITIES ACT. THE UNITS HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE FOR SUCH SHARES TO THE ISSUER, AN AGENT OF THE ISSUER, OR THE ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WITHEVER OCCURS LATER.

THE FLORIDA DEPARTMENT OF BANKING AND FINANCE HAS NOT REVIEWED THIS OFFERING OR THIS SUBSCRIPTION AGREEMENT AND THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. UNLESS THE UNITS OFFERED HEREBY ARE REGISTERED, THEY MAY NOT BE SOLD OR TRANSFERRED IN FLORIDA EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THAT ACT.

FOR NEW JERSEY RESIDENTS: THE OFFERING DOCUMENS HAVE NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY

PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES HAS PASSED ON OR ENDORSED THE MERITS OF THE OFFERING DOCUMENTS. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

FOR NEW YORK RESIDENTS: THE OFFERING DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO THEIR ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL. THE OFFERING DOCUMENTS DO NOT CONTAIN AN UNTRUE STATEMENT OF MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

Name of Purchaser:_____________________


                              AUGMENT SYSTEMS, INC.
                             SUBSCRIPTION AGREEMENT



Augment Systems, Inc.
2 Robbins Road
Westford, Massachusetts  01886-4113
Attention: Laurence S. Liebson, Chief Executive Officer

Gentlemen:

1. SUBSCRIPTION. The undersigned (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase from Augment Systems, Inc. (the "Company") the number of units (the "Units") set forth on the signature page hereof, at a purchase price of $50,000 per Unit. Each Unit consists of a $50,000 principal amount 8% Convertible Promissory Note (the "Notes") and warrants (the "Warrants") to purchase up to 25,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"). The minimum subscription is for one Unit or $50,000 per investor (the "Minimum Investment"). The Company may accept offers to purchase less than Minimum Investment from an investor. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in a certain Loan Agreement, Secured Convertible Promissory Note, and Security Agreement, each dated as of even date herewith, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (collectively, the "Loan Documents"), relating to this offering (the "Offering") by the Company of up to 30 Units on a "best efforts, all or none" basis (the "Offering Amount") through Adolph Komorsky Hoffman & Associates, Ltd. ("AKH" or the "Placement Agent"), as Placement Agent for the Company. Forms of the Loan Agreement, Promissory Note, and Security Agreement are attached hereto as Exhibit A, B and C, respectively.

         Certain terms used but not otherwise defined herein shall have the respective meanings provided in the Loan Documents.

2. PAYMENT OF PURCHASE PRICE. The Purchaser hereby deposits with Republic National Bank via check payable to "Augment Systems, Inc. - Marine Midland Bank, as Escrow Agent" or via wire transfer an amount (the "Purchase Price") equal to the number of Units subscribed for hereunder multiplied by $50,000. See Subscription Instructions attached hereto as EXHIBIT D for wire transfer instructions. The Purchase Price shall be held in escrow by Marine Midland Bank until the Minimum Proceeds are accepted by the Company and the Closing occurs (as defined in Section 3.2 below). Together with this Subscription Agreement and the check for, or wire transfer of, the full Purchase Price, the Purchaser is delivering a completed and executed signature page to the Loan Agreement, attached hereto.

3. ACCEPTANCE OF SUBSCRIPTION BY THE COMPANY.

3.1 Units subscribed for herein shall not be deemed issued to or owned by the Purchaser until this Subscription Agreement ("Subscription Agreement"), together with the Accredited Investor Certificate set forth in Section 20 of this Subscription Agreement, have been completed and executed by the Purchaser, and countersigned by the Company. The Purchaser understands and agrees that the Company reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated prior to the Closing (as described in Section 3.2 below), all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned, without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

3.2 Upon receipt by Marine Midland Bank on behalf of the Company of subscriptions for 30 Units or $1,500,000 (the "Minimum Proceeds") pursuant to Subscription Agreements, there shall be a closing (the "Closing") of the purchase of the Units and the Company shall deliver to the Purchaser an accepted Subscription Agreement, the Loan Documents and the Warrants. Upon the Closing, the Company will repay in full its indebtedness to Fleet Bank under that certain Loan Agreement, dated August 4, 1997, as amended. The Offering shall terminate on August 17, 1998, unless extended for up to 30 days upon mutual agreement by and between the Company and AKH. Upon the Closing, the Company shall deliver to the Purchasers an accepted Subscription Agreement, the Loan Documents and the Warrant.

3.3 Purchaser agrees that he will not transfer or assign this Subscription Agreement or any of Purchaser's interest herein. Purchaser may not cancel, terminate or revoke this Subscription Agreement, and this Subscription Agreement will be binding upon Purchaser's successors and assigns.

3.4 Purchaser undertakes to execute and deliver to the Company within five (5) days after receipt of the Company's request therefor, such further designations, powers of attorney and other instruments as the Company deems reasonably necessary or appropriate to carry out the provisions of this Subscription Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser acknowledges that the Company is offering the Units in reliance upon the representations, warranties and other information presented by the Purchaser herein and the Purchaser's accredited investor certificate. In order to induce the Company to accept the subscription made hereby, the Purchaser hereby acknowledges, represents and warrants to and agrees with the Company as follows:

4.1 RESTRICTED SECURITIES. None of the Notes, securities issuable upon conversion of the Notes, Warrants, or securities issuable upon exercise of the Warrants (collectively, the "Securities") are registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement. The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the suitability of Purchaser to subscribe for and acquire the Units.

4.2 RISK FACTORS. The Purchaser confirms that he understands and has fully considered the risks of an investment in the Units and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his entire investment, (ii) the purchase of the Units is a speculative investment and involves a high degree of risk, and
  (iii) there are substantial restrictions on the transferability of, and there will be no immediate public or private market for, the Units, or any of the Securities, and accordingly, it may not be possible for Purchaser to liquidate Purchaser's investment. The Purchaser hereby acknowledges and understands that an investment in the Company is subject, but is not limited, to the following risks:

History of Losses and Accumulated Deficit; No Assurance of Significant Revenues or Operating Profit; Independent Certified Public Accountants' Qualified Report. To date, the Company has recognized limited revenues from product sales and has experienced significant operating losses since inception. As of March 31, 1998, the Company had an accumulated deficit of approximately $17,871,000, working capital of approximately $2,674,000 and stockholders' equity of approximately $3,188,000. The Company expects to incur substantial additional costs, including costs related to ongoing research and development activities, resulting in operating losses for at least the next 12 months following the completion of the Offering. The Company's ability to achieve significant revenue and profitability is dependent on successful marketing of its existing products and successful completion of enhancements to its existing products and the development of future products, of which there can be no assurance. The report of the Company's independent certified public accountants with respect to the financial statements of the Company for the year ended December 31, 1997 contains a paragraph expressing doubt as to the Company's ability to continue as a going concern. Among the factors cited by the auditors as raising substantial doubt as to the Company's ability to continue as a going concern is that the Company has incurred recurring operating losses and is dependent on obtaining additional financing to continue its operations.

Delisting by NASDAQ. On July 7, 1998, the Company's Common Stock ceased trading on the NASDAQ SmallCap Market because the Company failed to comply with the continued listing requirements and criteria of that market. As a result, the market for the Company's Common Stock is extremely limited, and no assurance can be given that the Company will in the future be able to have its Common Stock listed on the NASDAQ Stock Market.

SUBSTANTIAL AMOUNT OF PROCEEDS USED TO SATISFY INDEBTEDNESS: Approximately $750,000 of the proceeds received by the Company from the Offering will be used to repay outstanding indebtedness and, therefore, will not be available for future operations. The remaining proceeds received by the Company from the Offering, if any, will be used for general working capital purposes, and accordingly, management will have broad discretion to use the proceeds from the Offering. As a result, investors in the Offering will not know in advance how such proceeds will be used by the Company.

NEED FOR ADDITIONAL CAPITAL. The Company's future capital requirements will depend on many factors, including cash flow from operations, continued progress in its research and development programs, competing technological and market developments and the Company's ability to market its products successfully. The Company anticipates that it will need to raise at least an additional $6,000,000 in the next 6 months to meet its capital requirements (including repayment of the Notes) and fund operations and development of products. There can be no assurance that the Company will be able to obtain additional funding on terms favorable to the Company, if at all. If adequate funds are not available, there would be a material adverse affect on the Company's ability to continue its operations.

NO ASSURANCE OF SUCCESSFUL PRODUCT DEVELOPMENT; RAPID TECHNOLOGY CHANGE; TECHNOLOGICAL OBSOLESCENCE; INTRODUCTION OF NEW PRODUCTS. The Company has ongoing research and development programs to develop new products and further enhance its existing products. If the Company is unsuccessful in enhancing its existing and developing future products, then the Company's sales and operations will be adversely affected. There can be no assurance that any of the Company's existing and future products will be successfully developed or, if developed, will be successfully marketed. The storage area network market is characterized by extensive research and development and rapid technological change resulting in product life cycles of 18 to 24 months. The Company's future success will depend in large part on the Company's ability to develop and introduce products that keep pace with technological developments, achieve market acceptance and respond to customer requirements that are constantly evolving. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote substantial efforts and financial resources to enhance its existing products and to develop new products. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product development or introduction could result in a loss of competitiveness or could materially and adversely affect the Company's operating results.

SOFTWARE AND HARDWARE BUGS. The Company's products incorporate internally developed software and hardware components and software and hardware components purchased from third parties. There is a substantial risk that the integration of internally developed and externally purchased components will have or could develop certain errors, omissions, or bugs that may render the Company's products unfit for the purpose for which they were intended. There can be no assurance that such errors, omissions, or bugs do not currently exist or will not develop in the Company's current or future products. Any such error, omission or bug found in the Company's products could lead to delays in shipments, recalls of previously shipped products, damage to the Company's reputation, and other related problems which would have a material adverse effect on the Company. Although the Company believes it will resolve these integration problems, there can be no assurance that such problems will be completely resolved and that delays in shipments, recalls of previously shipped products, damage to the Company's reputation, and other related problems will not occur.

NO ASSURANCE OF MARKET ACCEPTANCE. The Company's current target market is the electronic printing and publishing industry. The Company's initial products, which were first shipped in February 1997, are high speed storage area network systems. The Company's success is dependent upon its ability to gain market acceptance of its products, which will depend upon the ability of the Company to demonstrate the advantages of its products over other technology offered by other companies. The failure of the Company to penetrate its target markets would have a material adverse effect upon its operations and prospects.

COMPETITION. Many of the Company's competitors, including Sun Microsystems Inc., Hewlett-Packard Co., International Business Machines Corp., Apple, Digital Equipment Corporation and Silicon Graphics Inc., have significantly greater market recognition and greater financial, technical, marketing and human resources than the Company. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price-to-performance characteristics. Competitive pressures often necessitate price reduction, which can adversely affect operating results. Although the Company believes that it presently has certain technical and other advantages over its competitors, maintaining such advantages will require a continued high level of investment by the Company in research and development and sales and marketing. There can be no assurance that the Company will have sufficient resources to continue to make such investment or that the Company will be able to make the technological advances necessary to maintain such competitive advantages. There can be no assurance that the Company will be able to compete successfully against existing competitors or new entrants to the marketplace.

DEPENDENCE ON PROPRIETARY TECHNOLOGY OF OTHERS. The Company's current products incorporate technology licensed from Radius, Inc. ("Radius"), a publicly-held company that manufactures Macintosh controller cards and accessories. The Company has a non-exclusive license and Radius may license the technology to other parties. In addition, if the Company fails to fulfill its obligations under the Radius agreement, including its obligation to pay royalties, Radius may terminate the license. The Company's current products also incorporate certain critical technology licensed from Polybus Systems Corporation ("Polybus"). If the Company fails to fulfill its obligations under the Polybus agreement, including its obligation to pay royalties, Polybus may license the technology to third parties in the publishing market.

DEPENDENCE ON PROPRIETARY KNOW-HOW AND TRADE SECRETS; LACK OF PATENTED TECHNOLOGY; RISK OF INFRINGEMENT. The Company relies on unpatented proprietary know-how and trade secrets, and employs various methods, including confidentiality agreements with employees, consultants and marketing partners, to protect its trade secrets and know-how. There can be no assurance, however, that the Company will be able to maintain the confidentiality of any of its proprietary technology, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. The failure or inability to protect these rights could have a material adverse effect on the Company's results of operations. Moreover, there can be no assurance that the Company's proposed products will not infringe on the rights of others. The Company may be forced to expend substantial resources if the Company is required to defend against any such infringement claims. The Company also may desire or be required to obtain licenses from others in order to develop new products or applications for its products. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the unpatented technology underlying such licenses will remain proprietary.

RELATED PARTY TRANSACTIONS; POSSIBLE CONFLICTS OF INTEREST. The Company has engaged in certain transactions with certain of its directors, and is a party to a consulting agreement with an affiliate of one of its directors, which will continue after the consummation of the Offering. Ownership interests of directors of the Company in entities providing services to the Company or service as a director of both the Company and such entities could create, or appear to create, potential conflicts of interest. All transactions between the Company and any of its officers, directors, principal stockholders or affiliates are subject to the approval of a committee of the Board of Directors, a majority of the members of which shall be independent directors, or, if required by law, a majority of disinterested directors, and must be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties.

DEPENDENCE ON QUALIFIED PERSONNEL. The ability to attract and retain highly competent executives, professionals, sales personnel and other employees is critical to the ongoing success of the Company. There can be no assurance that the Company will be able to continue to attract and retain qualified executive professionals, salespersons and other personnel.

POSSIBLE VOLATILITY OF STOCK PRICE. The price of the Company's Common Stock has fallen substantially since its initial public offering ("IPO") and NASDAQ's decision to delist the Company's securities from the NASDAQ SmallCap Market. The market price of the shares of the Company's Common Stock, like that of the common stock of many other high technology companies, is likely to be highly volatile. The Company's Common Stock is not heavily traded, which could increase the volatility of such stock. Factors such as announcements of technological innovations or new products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights of the Company or its competitors, litigation, fluctuations in the Company's operating results, and market conditions for high technology stocks in general could have a significant impact on the future price of the Common Stock.

COMMON STOCK ELIGIBLE FOR FUTURE SALE; REGISTRATION OBLIGATIONS. Sales of the Company's Common Stock in the public market by existing stockholders and by holders of outstanding options and warrants could adversely affect the market price of the Common Stock. The following charts reflect the number of outstanding shares of Common Stock, shares of Common Stock underlying warrants issued by the Company, and warrants to purchase Common Stock that the Company has agreed to register for resale under the Securities Act:

                   SHARES OF ISSUED AND OUTSTANDING
                             COMMON STOCK                                Amount
                             ------------                              ---------
        By June 8, 1998 (1).....................................       7,185,630
        By June 11, 1998 (2)....................................       1,871,997
        Best  efforts to register  as part of any  registration
        of securities of the Company (3)(4)(5)..................
                                                                         227,085
                                                                       ---------

                 Total..........................................       9,284,712
                                                                       =========

(1) Including 6,755,000 shares of Common Stock issued pursuant to a private placement (the "Sunrise Placement") commenced in December 1997 and completed in May 1998 through Sunrise Securities, Inc. ("Sunrise") and 430,632 shares of Common Stock issued to Sunrise.
(2) Issued as part of a private placement of convertible promissory notes undertaken by the Company from October 1995 through April 1996.
(3) Subject to the discretion of the managing underwriter, if any, to exclude such shares from registration.
(4) Including 47,808 shares of Common Stock issued pursuant to the exercise of warrants.
(5) Of which 179,280 were issued in connection with the issuance of promissory notes in April 1997 and May 1997.

                         SHARES OF COMMON STOCK
                          UNDERLYING WARRANTS                            AMOUNT
                          -------------------                          ---------
        Best efforts to register as part of                              678,309
        any registration of securities of the Company (1)....
        By June 8, 1998 (2)..................................          1,468,563
        By June 11, 1998 ....................................             35,565
        Best efforts to register (3) ........................          2,474,271
                                                                       ---------

                   Total.....................................          4,656,708
                                                                       =========

(1) These shares were required to be registered by May 13, 1998, but they have not been. The Company is required to use its best efforts to register these shares as part of any other registration of securities by the Company until November 30, 2002.
(2) Of which, 13,599 were issued in the conversion of a promissory note issued in a private placement of promissory notes and common stock purchase warrants completed in December 1996 and February 1997.
(3) Registration of 1,724,271 of these shares underlying warrants is subject to the discretion of the managing underwriter, if any.

                      WARRANTS                                            AMOUNT
                      --------                                           -------
         Best efforts to register as part                                678,309
         of any registration of securities of the Company (1).
         Best efforts to register (2).........................            40,000
                                                                          ------

               Total..........................................           718,309
                                                                         =======

(1) These warrants were required to be registered by May 13, 1998, but they have not been. The Company is required to use its best efforts to register these warrants as part of any other registration of securities by the Company until November 30, 2002.
(2)      Subject to the discretion of the managing underwriter, if any.

CONTINGENT ISSUANCES; FUTURE DILUTION. Prior to this Offering, the Company has outstanding warrants to purchase an aggregate of up to 5,393,112 shares of Common Stock. This amount includes 2,070,000 shares underlying the warrants issued in the Company's initial public offering ("Public Warrants") and 3,323,110 shares underlying other warrants outstanding prior to this Offering, with exercise prices between $1.00 per share and $5.33 per share, of which warrants to purchase 3,283,110 shares are immediately exercisable and of which a warrant to purchase 40,000 shares becomes exercisable in September 1998. In addition, there will be outstanding stock options granted pursuant to the Company's Stock Option Plan to purchase an aggregate of approximately 2,682,183 shares of Common Stock at exercise prices ranging from $.80 per share to $5.50 per share, of which 1,763,954 were granted to the Company's President and CEO in May 1998. The Company also issued to the underwriters for its initial public offering an option to acquire up to 180,000 shares of Common Stock for $9.08 per share and 180,000 Public Warrants for $.25 per Public Warrant (the "Underwriters' Option"). The exercise of any such outstanding Public Warrants, other warrants, stock options or the Underwriters' Option will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of Common Stock underlying such Public Warrants, other warrants, stock options and the Underwriters' Option may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such Public Warrants, other warrants, stock options and the Underwriters' Option. In addition, pursuant to the Sunrise Placement, the Company is obligated to issue
3,592,815 shares if it does not meet certain revenue milestones in 1998. The Company anticipates that these 3,592,815 shares, will need to be issued, and a request for such issuance has been made by Sunrise. To date, the Company has not registered any of the foregoing shares.

POTENTIAL ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Company is authorized to issue up to 2,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No Preferred Stock is currently outstanding and the Company has no present plans for the issuance thereof. Issuance of such Preferred Stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company, or could result in the dilution of the voting power of the Common Stock issuable upon conversion of the notes or exercise of the warrants purchased in this Offering. In addition, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of the stockholders to effect a merger or business combination or to obtain control of the Company.

No Dividends. The Company has never paid any cash dividends on its Common Stock. The Board of Directors anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock.

         4.3 LACK OF LIQUIDITY. The Purchaser confirms that he is able (i) to bear the economic risk of this investment, and (ii) to hold the Units and the Securities underlying the Units for an indefinite period of time. The Purchaser has sufficient liquid assets so that the illiquidity associated with an investment in the Units will not cause any undue financial difficulties or affect the Purchaser's ability to provide for his current needs and possible financial contingencies, and that his commitment to all speculative investments is reasonable in relation to his net worth and annual income.

         4.4 ACCESS TO INFORMATION. The Purchaser and the Purchaser's attorney, accountant and/or tax advisor, if any (collectively, the "Advisors"):

            (a) have received the Loan Documents and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

            (b) have been furnished with the Company's Proxy Statement mailed to Stockholders on June 15, 1998 ("Proxy Statement"), annual report on Form 10-KSB for the fiscal year ended December 31, 1997 ("10-KSB"), quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 1998 ("First Quarter 10-QSB"), quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 1998 ("Second Quarter 10-QSB"), and any documents which may have been made available upon request, and he or his Advisors have carefully read Proxy Statement, the 10-KSB, First Quarter 10-QSB, and Second Quarter 10-QSB and understand and have evaluated the risks of a purchase of Units, including the risks set forth under "Risk Factors" in Section 4.2 above;

            (c) have been provided an opportunity to obtain additional information concerning the Offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. All documents, records and books pertaining to the investment in the Units (including, without limitation, the Loan Documents) have been made available for inspection by such Purchaser and the Advisors, if any;

            (d) have been given the opportunity to ask questions of and receive answers from the Company concerning any and all matters relating to the Company and this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided in order to evaluate the merits and risks of purchase of the Units;

            (e) are satisfied that they have received adequate information with respect to all matters which they consider material to their decision to make an investment in this Offering.

            (f) have not relied upon any representation or other information (oral or written) other than as stated in the Loan Documents or this Subscription Agreement or as contained in documents or answers to questions so furnished to the Purchaser or the Advisors by the Company; and

            (g) have determined that the Units are a suitable investment for him and that at this time he can bear a complete loss of his investment.

         4.5 INVESTMENT INTENT. The Units are being acquired by the undersigned solely for his own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Purchaser has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Units, or any of the Securities underlying the Units, for which he hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Purchaser must bear economic risk of the investment for an indefinite period of time because neither the Units, nor the Securities underlying the Units, have been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

         4.6 FEDERAL AND STATE SECURITIES APPROVAL. Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved the Units, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of this Subscription Agreement or the Loan Documents or made any finding or determination as to the fairness of the Units for investment. Neither this Subscription Agreement, nor any of the Loan
Documents, have been reviewed by any Federal, state or other regulatory authority.

         4.7 NO GENERAL SOLICITATION. The Purchaser is unaware of, is no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with this Offering and is not subscribing for Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

         4.8 INVESTMENT EXPERIENCE. The Purchaser, together with the Advisors, has such knowledge and experience in financial, tax and business matters and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. The Purchaser has significant prior investment experience, including investment in non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The investment is a suitable one for the Purchaser.

         4.9 RELIANCE ON PURCHASER'S ADVISORS. The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own Advisors.

         4.10 NONTRANSFERABILITY OF UNITS AND SECURITIES. The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units or the Securities underlying the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Securities underlying the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Securities underlying the Units. It is not anticipated that there will be any market for resale of the Securities underlying the Units, and such Securities will not be freely transferable at any time in the foreseeable future.

         4.11 ACCREDITED INVESTOR STATUS. The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the Accredited Investor Certificate contained in Section 20 of this Subscription Agreement.

         4.12 AUTHORITY OF PURCHASER. The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and this Subscription Agreement constitutes a legal, valid and binding obligation of the Purchaser; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purposes of subscribing for and acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, and the Securities underlying the Units, the execution and delivery of this Subscription Agreement have been duly authorized by all necessary actions, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity, has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement and the purchase of the Units will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound and is legally permitted by all laws and regulations to which the Purchaser is subject. All consents, approvals, authorizations of or designations, declarations or filings that are necessary to be obtained by the Purchaser in connection with the valid execution and delivery of this Subscription Agreement by the Purchaser or the purchase of the Units by the Purchaser have been obtained or will be obtained.

         4.13 ACCURACY OF INFORMATION FURNISHED BY PURCHASER. The Purchaser represents to the Company that any information which the Purchaser has heretofore furnished or furnishes herewith to the Company or the Placement Agent is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Units.

         4.14 COMMISSIONS. The Purchaser is not aware that any person, and has been advised that no person, will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of Units; provided, however, that the Purchaser understands and agrees that AKH, or its designees, shall be entitled to receive (a) (i) a commission equal to ten percent (10%) of the gross proceeds of the Units offered and sold in the Offering, (ii) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the Units offered and sold in the Offering, and (iii) five-year warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $.40 per share (the "AKH Warrants") if 30 Units are sold in the Offering (with a pro-rata reduction to the extent less than 30 Units are sold); and (b) financial advisory fees of $5,000 per month for a twelve-month period commencing the date of the Initial Closing. The Company has also agreed to indemnify AKH against certain liabilities under the Federal securities laws.

         4.15 FURTHER ASSURANCES. Within five (5) days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject.

         4.16 RESTRICTED SECURITIES. NEITHER THE UNITS OFFERED HEREBY, NOR THE SECURITIES UNDERLYING THE UNITS HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR THE SECURITIES

COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE UNITS ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT. THE UNITS, AND THE SECURITIES UNDERLYING THE UNITS, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE. NEITHER THE UNITS, NOR THE SECURITIES UNDERLYING THE UNITS, HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE LOAN DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

            5.1 CORPORATE EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licensing necessary, except where the failure to be so qualified will not, when taken together with all other such failures, have material adverse effect on the business of the Company.

            5.2 AUTHORITY; APPROVALS; NON-CONTRAVENTION.

               (a) The Company has full corporate power and authority and has taken all corporate action necessary to enter into this Subscription Agreement and the Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Subscription Agreement has been, and the Loan Documents will be, duly and validly executed and delivered by the Company and this Subscription Agreement, and the Loan Documents, constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except insofar as enforceability may be limited by general equitable principles and to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights and remedies of creditors.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Subscription Agreement or the Loan Documents by the Company or the performance by the Company of the transactions contemplated hereby or thereby, except for those obtained or made.

               (c) The execution and delivery of this Subscription Agreement and each of the Loan Documents by the Company do not, and the consummation by Company of the transactions contemplated hereby and thereby, will not, and the performance of the Company of the transactions contemplated hereby or thereby will not violate, conflict with or result in a breach of any provision of, or constitute default (or result in any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any terms, conditions or provisions of (i) the Certificate of Incorporation, as amended to date, or by-laws of the Company, (ii) any judgment, decree order or award of any governmental authority applicable to the Company, or any law, rule or regulation applicable to the Company or any note, bond, mortgage, indenture, deed, trust, permit, lease, agreement or other instrument to which the Company is now a party or by which the Company or any of its properties or assets may be bound or subject.

            5.3 Title to Properties; Encumbrances. The Company has good, valid and marketable title to all of its properties and assets (personal, tangible and intangible); in each case free and clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character, except as set forth on Schedule 3(b) attached to the Loan Agreement.

            5.4 SEC Documents. The Company has filed all required periodic reports and proxy statements with the SEC since its initial public offering completed in May, 1997 (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied in a consistent basis during the periods involved (except as otherwise disclosed therein), and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

         6. REGISTRATION RIGHTS. The Company hereby covenants with the Purchaser as follows:


            6.1 DEFINITIONS. For the purposes of this Subscription Agreement:

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

               (b) The term "Registrable Securities" means (i) the shares of the Company's Common Stock issuable upon conversion of the Notes or exercise of the Warrants (the "Purchasers' Shares"), (ii) shares of the Company's Common Stock, if any, issued to Sunrise or AKH in connection with prior private offerings of the Company or this Offering, respectively, (iii) any shares of the Company's Common Stock issued as (or issuable upon the conversion or exercise of any convertible security, warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, including, but not limited to, the shares underlying the AKH Warrants, and excluding in all cases, however, any Registrable Securities sold by a Purchaser in a transaction in which its registration rights under this Agreement are not assigned pursuant to Section 6.8 of this Subscription Agreement, and (iv) any other shares or securities of the Company that are subject to registration rights previously granted by the Company (identified in Section 4.2, Common Stock Eligible for Future Sale; Registration Obligations).

               (c) The term "Purchaser" includes (i) each Purchaser in this Offering, and (ii) each person who is a permitted transferee or assignee of the Purchasers' Shares pursuant to Section 6.8 of this Subscription Agreement.

           6.2      DEMAND REGISTRATION.

               (a) REQUEST FOR REGISTRATION ON FORM OTHER THAN FORM S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the holders of at least fifty percent (50%) of the Purchasers' Shares (the "Initiating Holders"), at any time after the earlier of (i) three (3) years after the Closing of this Offering, or (ii) ninety (90) days after the effective date of any public offering under the Securities Act of the Shares by the Company for its account (the "Public Offering"), a written request that the Company effect any registration with respect to all or a part of the Registrable Securities on an applicable Securities Act form other than Form S-3 for an offering covering the registration of Registrable Securities having a reasonably anticipated aggregate offering price to the public in excess of One million dollars ($1,000,000), the Company shall (A) promptly give written notice of the proposed registration to all other holders of the Registrable Securities, and
(B) as soon as practicable, and in any event within ninety (90) days after such request, use its best efforts to effect registration of the Registrable Securities specified in such request, together with any Registrable Securities of any holder thereof joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.2(a): (i) within six (6) months after the effective date of a registration of the Shares initiated by the Company; or
(ii) after the  Company has  effected  two such  registrations  pursuant to this
Section 6.2(a) and such registrations have been declared effective by the SEC and, if underwritten, have closed.

               (b) RIGHT OF DEFERRAL OF REGISTRATION ON FORM OTHER THAN FORM S-3. If the Company shall furnish to all the holders of Registrable Securities who joined in the request for registration pursuant to Section 6.2(a) above a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any registration to be effected as requested under Section 6.2(a), then the Company shall have the right to defer the filing of a registration statement under the Securities Act with respect to such requested offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (c) REQUEST FOR REGISTRATION ON FORM S-3. Subject to the terms of this Agreement, if the Company receives from holders of a majority interest of the Purchasers' Shares, at a time when the Company is eligible to register securities for a secondary offering by its stockholders on SEC Securities Act Form S-3 (or any successor form to Form S-3, regardless of its designation), a written request that the Company effect any registration on Form S-3 (or any successor form to Form S-3, regardless of its designation) for an offering of Registrable Securities the reasonably anticipated aggregate offering price to the public of which would exceed $500,000, then the Company will promptly give written notice of the proposed registration to all the holders of Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after written notice from the Company of the proposed registration.

               (d) REGISTRATION OF OTHER SECURITIES IN DEMAND REGISTRATION. Any registration statement filed pursuant to the request of the Initiating Holders under this Section 6.2 may, subject to the provisions of Sections 6.2(e), (f),
(g), (h) and (i), include securities of the Company other than Registrable Securities.

               (e) NOTICE OF UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.2, and the Company shall include such information in the written notice referred to in Section 6.2(a). The right of any holder to registration pursuant to Section 6.2(a) shall be conditioned upon such holder's agreement to participate in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion).

               (f) INCLUSION OF OTHER HOLDERS IN DEMAND REGISTRATION. If the Company, officers or directors of the Company holding Shares other than Registrable Securities or holders of securities of the Company other than Registrable Securities shall request inclusion in such registration, then, on behalf of all holders of Registrable Securities, the Initiating Holders shall offer (to the extent they deem advisable and consistent with the goals of such registration and subject to the allocation provisions of Section 6.3(b) below) to any or all of the Company, such officers or directors and such holders of other securities, to include such securities held thereby in the underwriting. The Initiating Holders may condition such offer on the acceptance by such persons of the terms of this Section 6.2.

               (g) SELECTION OF UNDERWRITING IN DEMAND REGISTRATION. The Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative of the underwriter or underwriters (the "Underwriter's Representative") selected for such underwriting by the holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by the Company (which consent shall not be unreasonably withheld).

(H) MARKETING LIMITATION IN DEMAND REGISTRATION. In the event the Underwriter's Representative advises the Initiating Holders in writing that the market factors

(including, without limitation, the aggregate number of Shares requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such registration by such holders; provided, however, that the number of Purchasers' Shares included in the aggregate of the Registrable Securities to be so included shall not be reduced unless all other Registrable Securities or other securities (other than those to be sold by the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.2(h) shall be included in such Registration Statement.

               (i) Right of Withdrawal in Demand Registration. If any holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven
(7) business days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

           6.3      PIGGYBACK REGISTRATION.

               (a) NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF REGISTRABLE SECURITIES. In the event the Company decides to register any of its shares of Common Stock (either for its own account or the account of a security holder or holders [other than in connection with a registration being effected pursuant to
Section 6.2 hereof]) on an SEC form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each holder of Registrable Securities written notice thereof (which shall include a list of the jurisdictions in which the Company intends to qualify such securities under the applicable Blue Sky or other state securities laws) and
(ii) include in such registration (and in any related qualification under Blue Sky laws or other state securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any holder or Registrable Securities within twenty (20) days after delivery of such written notice from the Company.

               (b) NOTICE OF UNDERWRITING IN PIGGYBACK REGISTRATION. If the registration of which the Company gives notice pursuant to Section 6.3(a) is for a registered public offering involving an underwriting, then the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 6.3(a). In such event, the right of any such holder to registration shall be conditioned upon such underwriting and the inclusion of such holder's Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering; provided that such holders of Registrable Securities shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 6.3(b)

               (c) MARKETING LIMITATION IN PIGGYBACK REGISTRATION. In the event the Underwriter's Representative advises the holders seeking registration of Registrable Securities pursuant to Section 6.3(b) in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may limit the number of shares of Registrable Securities to be included in such registration and underwriting. In either such event, the Underwriter's Representative shall so advise all holders of the number of shares of Registrable Securities (if any) that may be included in the registration and underwriting. The number of Purchasers' Shares included in the aggregate of the Registrable Securities to be so included shall not be reduced unless all other Registrable Securities or other securities (other than those to be sold by the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.3(c) shall be included in the applicable Registration Statement.

               (d) WITHDRAWAL IN PIGGYBACK REGISTRATION. If any holder of Registrable Securities, or a holder of other securities (upon request) to be included in such registration, disapproves of the terms of any such underwriting, then such holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the registration statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            6.4 OBLIGATIONS OF THE COMPANY. When the Company is required by the provisions of Section 6.2 or Section 6.3 to effect the registration of the Registrable Securities under the Securities Act, the Company will:

               (a) prepare and file with the SEC a registration statement (the "Registration Statement") with respect to such securities, and use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and, with respect to any registration that does not involve an underwriting, to keep the Registration Statement effective pursuant to Rule 415 under the Securities Act for a period of at least two years after the close of this Offering, or such shorter period as prescribed by Rule 144 promulgated under the Securities Act ("Rule 144") or during which the Registrable Securities are sold, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading;

               (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and any prospectus contained therein as may be necessary to keep the Registration Statement effective (i) for such period as may be required by the Securities Act with respect to an underwritten offering and (ii) for at least two years after the close of the Offering, or such shorter period as prescribed by Rule 144, with respect to a non-underwritten offering, and during such periods to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

               (c) furnish to each Purchaser whose Registrable Securities are included in the Registration Statement such reasonable number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser;

               (d) use its reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchasers who hold a majority in interest of the Purchasers' Shares covered by the Registration Statement and, with respect to a non-underwritten offering, prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times for a period of at least two years after the close of the Offering, or such shorter period as prescribed by Rule 144 or during which the Registrable Securities are sold, and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions or (ii) provide any undertaking or make any change in its Certificate of Incorporation or by-laws;

               (e) If the Registration Statement relates to an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including without limitation, customary indemnification and contribution obligations, with the Underwriter's Representative.

               (f) Notify Purchasers who hold Registrable Securities being sold (or in the event of an underwritten offering, the Underwriter's Representative), at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its best efforts promptly to amend or supplement the Registration Statement to correct any such untrue statement or omission.

               (g) Notify the Purchasers who hold  Registrable  Securities being sold (or in the event of an underwritten offering, the Underwriter's Representative) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stock order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(h) Permit a single firm of counsel, designated as selling shareholders' counsel by the holders of a majority in interest of the Purchasers' Shares being sold, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects.

               (i) Make generally available to its security holders as soon as practicable, but not later than forty five (45) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

               (j) At the request of the Purchasers who hold a majority in interest of the Purchasers' Shares being sold, furnish to the underwriters, if any, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

               (k) Make available for inspection by any underwriters participating in the offering and the counsel, accountants or other agents retained by such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriters in connection with the Registration Statement.

               (l) Take all  actions  reasonably  necessary  to  facilitate  the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to the Registration Statement and to enable such certificates to be in such denominations as registered in such names as the Purchasers or any underwriters may reasonably request;

               (m) Take all other actions reasonably necessary to expedite and facilitate disposition by the Purchasers of the Registrable Securities pursuant to the Registration Statement; and

               (n) Notwithstanding anything contained in this Section 6.4 to the contrary, the Company shall have no obligation pursuant to this Subscription Agreement for the registration of Registrable Securities held by any Purchaser
(i) where such Purchaser would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 or as may be provided by amendment thereof) all of the Registrable Securities then held by such Purchaser, and (ii) where the number of Registrable Securities held by such Purchaser is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Purchaser were an affiliate of the Company within the meaning of Rule 144).

            6.5   OBLIGATIONS  OF  THE   PURCHASERS.   In  connection  with  the
registration of the Registrable Securities pursuant to this Subscription Agreement, the Purchaser shall have the following obligations:

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended methods of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser (the "Requested Information") if it elects to have any of his Registrable Securities included in the Registration Statement. If within seven (7) business days of the filing date the Company has not received the Requested Information from a Purchaser (a "Non-Responsive Purchaser"), then the Company may file the Registration Statement without including the Registrable Securities of such Non-Responsive Purchaser.

               (b)  Each  Purchaser  by  his   acceptance  of  the   Registrable
Securities agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

               (c) In the event Purchasers holding a majority in interest of the Purchasers' Shares select underwriters for the offering, each Purchaser agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations and market stand-off obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of its election to exclude all of his Registrable Securities from the Registration Statement.

               (d) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of any kind described in Section 6.3(f), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(f) and, if so desired by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than the permanent file copies then in such Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (e) No Purchaser may participate in any underwritten registration hereunder unless such Purchaser (i) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting arrangements approved by the Purchasers entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay such Purchaser's pro rata portion of all underwriting discounts and commissions.

            6.6 EXPENSES OF REGISTRATION. With respect to the registration, all fees, costs and expenses of and incidental to such registration and public offering (as specified below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commission and transfer taxes. The fees, costs and expenses of registration to be borne by the Company as provided above shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of one counsel and one accountant for the selling security holders, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of more than one counsel and one accountant for the selling security holders, and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

            6.7 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the directors, if any, of such Purchaser, the officers, if any, of such Purchaser who sign the Registration Statement, each person, if any, who controls such Purchaser, any underwriter (as defined in the Securities Act) for the Purchasers and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, expenses or liabilities, joint or several) to which any of them may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof, arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. Subject to the restrictions set forth in Section 6.7(c) with respect to the number of legal counsel, the Company will reimburse the Purchasers, directors, officers, and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained above in this Section 6.7(a) (I) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, (II) shall not apply to any such case for any such loss, claim, damage, liability or action arising out of or based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchasers or any such underwriter or controlling person, as the case may be, and (III) with respect to any preliminary prospectus, shall not inure to the benefit of any person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any such underwriter or controlling person and shall survive the transfer of the Registrable Securities by a Purchaser pursuant to Section 6.9.

               (b) To the extent permitted by law, each Purchaser, severally and not jointly, will indemnity and hold harmless, to the same extent and in the same manner set forth in Section 6.7(a), the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (joint or several), to which any of them may become subject, under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser expressly for use in connection with such registration; and such Purchaser will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser shall be liable under this Section 6.7(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds received by such Purchaser as a result of the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 6.9 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons for inclusion in the Registration Statement.

               (c) Promptly  after  receipt by an  indemnified  party under this
Section 6.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the indemnifying party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

The Company shall pay for only one legal counsel for the Purchasers. Such legal counsel shall be selected by the Purchasers holding a majority in interest of the Purchasers' Shares. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.7 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 6.7. The indemnification required by this Section 6.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred and is due and payable.

               (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 6.7 to the extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this
Section 6.7, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            6.8 Reports Under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchasers to sell securities of the Company to the public without registration, the Company agrees to:

               (a) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

               (b) Furnish to each Purchaser, so long as such Purchaser owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Purchasers of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            6.9 Assignment of Registration Rights. The rights to have the Company register securities pursuant to this Agreement may be assigned by the Purchasers to transferees or assignees of such securities provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such assignment is in accordance with and permitted by all other agreements between the Company and the transferor or assignor, and (ii) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The term "Purchasers" as used in Section 6 of this Subscription Agreement shall include permitted assignees.

         7. IRREVOCABILITY; BINDING EFFECT. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and each such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

         8. MODIFICATION. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

         9. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, by Federal Express, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 9). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given a the time of receipt thereof.

         10. ASSIGNABILITY. This Subscription Agreement and the rights, interest and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Units, or the Securities underlying the Units, shall be made only in accordance with all applicable laws.

         11. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State. The Purchaser and the Company each hereby irrevocably submits to the jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Subscription Agreement or any agreement contemplated hereby, and the Purchaser and the Company each hereby irrevocably agrees that all claims in respect of such actions or proceeding may be heard and determined in such New York State or Federal court. The Purchaser and the Company further waives any objection to venue in such State and any obligation to an action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company or the Placement Agent shall be brought only in New York State or United States Federal courts sitting in New York County.

12. BLUE SKY QUALIFICATION. The purchase of the Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws.

The Company shall not be required to qualify this transaction, under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

         13. USE OF PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identify of the person or persons referred to may require.

         14. CONFIDENTIALITY. The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

         15. ENTIRE AGREEMENT. This Subscription Agreement, together with the Loan Documents, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

         16. FEES AND EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

         17. COUNTERPARTS. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         18. SEPARABLE PROVISIONS. Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

         19. HEADINGS. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

         20. ACCREDITED INVESTOR STATUS. The Purchaser certifies that he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D adopted pursuant to the Securities Act. The Purchaser further certifies that he is a "sophisticated investor" as that term is defined in Rule 506(b)(2)(ii) of Regulation D adopted pursuant to the Securities Act in that the undersigned is a natural person or entity with such knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the prospective investment. The Purchaser represents that he has completed the Accredited Investor Certificate below, and that the information is true and correct.

                         Accredited Investor Certificate

         The   specific   category  or   categories   of   accredited   investor
qualification applicable to the Purchaser are checked below:

_____ a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000;

_____ a natural person who had individual income in excess of $200,000 in 1996 or 1997 or who had joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach that income level in 1998;

_____ a bank as defined in Section 3(a)(2) of the Securities Act; or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or a broker dealer registered pursuant to Section 15 of the Exchange Act; or an insurance company as defined in Section 2(13) of the Securities Act; or an investment company registered under the Investment Company Act of 1940; or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or a small business investment company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958; or a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such 1974 Act, that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

_____ an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5,000,000;

_____ a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Units offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of
                  Regulation  D and who has such  knowledge  and  experience  in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Units;

_____ a natural person who is a director or executive officer of Augment Systems, Inc.; or

_____ an entity in which all the equity owners are accredited investors.

Dated:   August ___, 1998                            PURCHASER:



_______________________________                     ____________________________
Number of Units being Purchased




If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:



_______________________________                     ____________________________
Print Name(s)                                       Social Security Number(s)



_______________________________                     ____________________________
Signature(s) of Purchaser(s)


_______________________________                     ____________________________
Date                                                Address




If the  Purchaser  is  PARTNERSHIP, CORPORATION,  LIMITED  LIABILITY  COMPANY or
TRUST:



________________________________            ____________________________________
Name of Partnership, Corporation            Federal Taxpayer
Limited Liability Company                   Identification Number
or Trust


______________________________
Date

By:
   ___________________________              ____________________________________
     Name:                                  State of Organization


Title:________________________              ____________________________________
                                            Address

                             COMPANY SIGNATURE PAGE



SUBSCRIPTION ACCEPTED AND AGREED TO this _____ day of _________, 1998.


AUGMENT SYSTEMS, INC.



By:_________________________________

                                 LOAN AGREEMENT

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of this _____ day of August, 1998.


                                   LENDER:


                                   _____________________________________________
                                   Print Name


                                   _____________________________________________
                                   Signature



                                   AUGMENT SYSTEMS, INC.



                                   By:__________________________________________